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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  August 1, 2003


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


            Delaware                     1-2691              13-1502798
 (State of Incorporation)      (Commission File Number)     (IRS Employer
                                                           Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc., a wholly owned subsidiary of AMR Corporation, is filing herewith current unit revenue expectations for July, capacity estimates for the remainder of 2003 and 2004 and highlights of the recently announced agreement with Sabre covering American's participation in Sabre's Direct Connect Availability program.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  August 1, 2003


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AMR EAGLE EYE

                                        August 1, 2003

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, and in documents incorporated herein by reference, the words "expects", "plans," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the impact on the Company of the events of September 11, 2001 and of its results of operations for the past two years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This discussion includes forecasts of unit revenue performance, capacity estimates and distribution costs, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment the Company faces, the struggling economy, high fuel prices and the availability of fuel, the residual effects of the war in Iraq, conflicts in the Middle East, the residual effects of the SARS outbreak, historically low fare levels, the competitive environment, uncertainties with respect to the Company's international operations, changes in its business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, the inability of the Company to satisfy existing liquidity requirements or other covenants in certain of its credit agreements and the availability of future financing. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission Filings, including but not limited to the Company's Form 10-K for the year ended December 31, 2002, and its Reports on 10-Q for the quarters ending March 31, 2003 and June 30, 2003.


Update

In addition to our regular Traffic Release, published today, we continue the recent trend of updating you periodically on the rapidly evolving results of our restructuring. Included in this Eagle Eye are: July's unit revenue estimate, forward looking capacity numbers and highlights of the Company's announcement yesterday to join Sabre Direct Connect Access Three Year Option program.

For more information on July's performance, please refer to American's July Traffic Release available at www.amrcorp.com. For July, American achieved a record high July load factor of 81.0%. All entities reported positive year over year improvements, with the exception of Europe, which experienced a capacity increase due to the reconfiguration of the 767-300 fleet.
Please call if you have questions.

                                    Kathy Bonanno
                                    Director Investor Relations

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    AMR EAGLE EYE

       Unit Revenue Estimate

          For July, American's Mainline Passenger Revenue per ASM is expected to have improved 9%-11% year over year.
           (calculated using AA mainline jet operations ASMs, excluding regional carriers)

       Capacity Forecast


                                              Aug    Sep   3Q03   4Q03   2004
           AA Mainline Ops:
                  Capacity yr/yr H/(L)      (5.8%) (5.3%) (6.0%) (1.8%)  4.5%


           Regional Affiliate:
                  Capacity yr/yr H/(L)      21.0%  19.6%  20.3%  15.0%  17.5%



       Sabre Direct Connect Availability (DCA) Highlights

           American Airlines has agreed to participate in Sabre's Direct Connect Availability program, which is expected to provide American with a 12.5% reduction in booking fees versus 2003 levels for the next three years.

           Over 50% of American's GDS bookings are currently made through a Sabre GDS.

           Through the DCA Three-Year Option, airlines agree to provide all published fares to all Sabre subscribers, including Sabre Connected online and offline travel agencies. This includes published fares sold through third-party Web sites and through their own Web site and reservations offices.

           The EveryFare program will continue, and remains an attractive option for those travel agencies with a majority of their bookings on non-Sabre GDSs.